Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 File Numbers 333-76171) pertaining to the Verizon Savings and Security Plan for West Region Hourly Employees (formerly, GTE Hourly Savings Plan) of our report dated June 7, 2002, with respect to the financial statements of the Verizon Savings and Security Plan for West Region Hourly Employees for the year ended December 31, 2001 included in this Annual Report (Form 11-K).

/s/    Ernst & Young LLP

Philadelphia, Pennsylvania

June 20, 2003